Exhibit 10.7

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (the “Agreement”) is entered into and effective on this 11th day of October 2023 (the “Effective Date”) by and between iAnthus Capital Management, LLC (“ICM”) and iAnthus Capital Holdings, Inc. (“ICH” and together with ICM, the “Company”) and Robert Galvin (the “Consultant”). Company and Consultant may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Consultant was employed by the Company since 2019 and served as Interim Chief Operating Officer since November 2020;

WHEREAS, Consultant’s employment with the Company terminated on October 11, 2023 and the Company desires to engage Consultant to provide certain transitional consulting services, as needed;

WHEREAS, Consultant has agreed to perform consulting work for the Company in providing support for certain transitional services defined by the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agrees as follows:

1.
Status of Consultant. This Agreement does not constitute a hiring by either Party. The Parties agree and acknowledge that Consultant shall have an independent contractor status and shall not be deemed an employee of Company for any purpose. This Agreement shall not be considered or construed to be a partnership or joint venture, and Company shall not be liable for any obligations incurred by Consultant unless otherwise agreed upon by Company in writing.

2.
Services. Consultant shall perform the services and provide the deliverables set forth on Exhibit A, which is attached hereto and incorporated herein by reference (collectively, the “Services”). During the Term (as defined herein), Executive shall report directly to the Company’s Chief Executive Officer and shall provide the Services only as requested by the Company in its sole discretion. At all times during Consultant’s performance of the Services, Consultant shall act in all instances consistent with the best interests of the Company. The Company may request the Consulting Services by phone, email or otherwise.
3.
Compensation. In consideration for Consultant’s satisfactory performance of the Services, Company agrees to pay Consultant the compensation set forth on Exhibit A (the “Compensation”).
4.
Term and Termination. The term of this Agreement shall be for three (3) months (the “Term”).

5.
Tools and Instruments. Consultant will be responsible for supplying all tools, equipment, and supplies required to perform the Services under this Agreement, including, without limitation, any computer equipment needed to perform the Services.
6.
Nondisclosure.

(a)
Consultant agrees and acknowledges that Company’s Confidential Information (as defined below) is valuable, special, and unique to Company’s business, and that access to and knowledge of the

Confidential Information are essential to the performance of Consultant’s duties to Company. At all times during Consultant’s engagement and thereafter, Consultant shall hold in strictest confidence and shall not disclose, use, or publish any Confidential Information, except as such disclosure, use, or publication is required in connection with Consultant’s work for Company, or unless otherwise agreed upon by Company in writing. Consultant shall obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Consultant’s work at Company and/or incorporates or in any way references any Confidential Information. Consultant hereby irrevocably, assigns, conveys and transfers to Company any rights Consultant may have or acquire in such Confidential Information and agrees that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

(b)
For the purposes of this Agreement, the term “Confidential Information” shall mean any and all confidential, and/or proprietary knowledge, data, information or materials relating to the business and activities of Company, its clients, customers, suppliers, partners, and any other entities with whom Company does business including, without limitation (i) information relating to the Inventions or Works Made for Hire (as defined below); (ii) any information regarding plans for research, development, new products, marketing and selling, business plans, business methods, budgets and financial statements, licenses, prices and costs, suppliers, and customers; (iii) information about software programs and subroutines, source and object code, databases, database criteria, user profiles, scripts, algorithms, processes, designs, methodologies, technology, know-how, data, ideas, techniques, inventions, processes, improvements (whether patentable or not), modules, features and modes of operation, internal documentation, works of authorship, and technical plans; (iv) any information regarding the strengths and weaknesses, skills and compensation of employees or other Consultants of Company; (v) any information about Company’s security, including, without limitation, access codes, passwords, security protocols, system architecture, and or Consultant or user identification; and (vi) any information about Company’s financing or assets or financial condition, or capital sources or partners, including strategic partners, or companies which Company is financing, helping to finance or considering financing, or any company or individuals on which Company is conducting due diligence in any manner whatsoever and for any reason whatsoever. The parties agree and acknowledge that Confidential Information shall not include any knowledge, data, information, or materials which: (1) is in or comes into the public domain other than as a result of a breach of this Agreement; (2) is obtained in good faith by Consultant from a third party which is not in breach of any agreement with Company; or (3) is developed by Consultant independent of Consultant’s engagement by Company as evidenced by the records of Consultant.

(c)
Consultant acknowledges that Company has received and in the future shall receive from third parties certain confidential or proprietary knowledge, data, information, or materials (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Consultant’s engagement and thereafter, Consultant shall hold Third Party Information in the strictest confidence and shall not disclose to anyone (other than Company personnel who need to know such information in connection with Consultant’s work for Company) or use, except in connection with Consultant’s work for Company, Third Party Information, unless otherwise agreed upon by Company in writing.
(d)
During Consultant’s engagement by Company and thereafter, Consultant shall not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Consultant has an obligation of confidentiality, and Consultant shall not bring onto the premises of Company any unpublished documents or any property belonging to any former employer or any other person to whom Consultant has an obligation of confidentiality unless consented to in writing by such former employer or person.

7.
Assignment of Inventions; Works of Authorship.

(a)
Consultant shall promptly disclose and hereby assigns to Company or its designee all of Consultant’s right, title, and interest, if any, in and to any and all inventions, original works of authorship, developments, concepts, discoveries, and improvements conceived, created, developed, made, caused to be conceived, or developed, or reduced to practice by Consultant solely or jointly with others during the Term (as defined below) of Consultant’s engagement with Company, or within three (3) months thereafter, which are (i) directly or indirectly related to the business, operations, or activities of Company or to Consultant’s engagement with Company or (ii) based upon Confidential Information (collectively, “Inventions”), and shall communicate all information, details, and data pertaining to any Inventions, in such form as Company requests. Whenever Consultant is requested to do so by Company, during or after the term of Consultant’s engagement with Company, Consultant shall assist Company or its designee in the filing of any and all applications, assignments, specifications, oaths, or other instruments reasonably deemed necessary by Company to secure Company’s or its designee’s rights in the Inventions and any Intellectual Property rights (defined below) relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto. If Company is unable because of Consultant’s mental or physical incapacity or for any other reason to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or Works for Hire assigned to Company hereunder, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and on Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant. “Intellectual Property” shall mean all product and service designs, patents, trademarks, service marks, registered designs, utility models, domain names design rights, copyrights, topography rights, brand names, trade names, logos, and business names or applications for any of the foregoing and the right to apply therefore in any part of the world and all or any similar or equivalent rights arising or subsisting in any country in the world. Consultant hereby waives any moral rights Consultant may have in and to the Inventions. The obligations set forth in this Section 3(a) shall be binding upon the assigns, executors, administrators, and other legal representatives of Consultant.

(b)
Any Inventions, including, without limitation, sales approaches, sales material, training material, computer software, documentation, other copyrightable works, or any other Intellectual Property made, conceived, created, developed, or contributed to by Consultant during Consultant’s engagement with Company, or within three months thereafter, and which (i) directly or indirectly relate to the business, operations, or activities of Company or Consultant’s engagement with Company, or (ii) are based upon Confidential Information, shall be considered “works made for hire” under the copyright laws of the United States (collectively “Works For Hire”) and Consultant shall communicate all information, details, and data pertaining thereto to Company in such form as Company requests. To the extent that any such Works for Hire fail to qualify as “works made for hire” under the copyright laws of the United States or any other jurisdiction, Consultant hereby assigns each such Work for Hire and property and all rights therein in any jurisdiction to Company. Whenever Consultant is requested to do so by Company, during or after Consultant’s engagement with Company, Consultant shall execute any assignments or other documents reasonably deemed necessary by Company to confirm or effectuate full and exclusive ownership of Works for Hire in Company, including, but not limited to, ownership of any moral rights under the copyright law of any nation, or any other rights under the intellectual property laws of any nation. The obligations set forth in this Section 3(b) shall be binding upon the successors, assigns, executors, administrators, and other legal representatives of Consultant.

(c)
If Consultant is required to execute any document or instrument or otherwise assist Company or its designee in securing its rights in any Inventions or Works For Hire after the termination of

Consultant’s engagement with Company, Company shall pay reasonable compensation to Consultant for time spent by Consultant for such purpose.

(d)
Consultant shall bear the burden of proof that any Invention conceived, created, developed, or made by Consultant was first conceived, created, developed, and made more than three (3) months after the termination of Consultant’s engagement with Company. Consultant shall bear the burden of proof that any Invention conceived, created, developed, or made by Consultant during the term of this Agreement or within three (3) months following the termination of Consultant’s engagement is unrelated to any of the business, operations, or activities of Company or to Consultant’s engagement with Company and was not based upon Confidential Information.

(e)
If in the course of Consultant’s engagement with Company, Consultant incorporates into a Company product or process a prior invention owned by Consultant or in which Consultant has an interest, Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell such prior invention as part of or in connection with such product or process.

(f)
Consultant shall never at any time have or claim any right, title, or interest in any Intellectual Property belonging to or used by Company and shall never have or claim any rights, title, or interest in any material or matter of any sort prepared for or used in connection with the business of Company or any part thereof or promotion of Company, whether produced, prepared, or published in whole or in part by Company.

(g)
Consultant agrees to cooperate with Company at all times (including following termination of engagement for any reason) and shall be reasonably available to testify on behalf of Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative and to assist Company in any such action, suit, or proceeding by providing information and meeting and consulting with Company or its representatives or counsel, as reasonably requested by Company or such representatives or counsel. Consultant shall be reimbursed by Company for any expenses (including, but not limited to, legal fees) reasonably incurred by Consultant in connection with Consultant’s compliance with the foregoing.
(h)
Consultant agrees that any e-mail address provided to Consultant or used by Consultant under a domain name of Company is and will remain the property of Company. Consultant agrees to use Company e-mail reasonably and acknowledges that Consultant has no expectations of privacy in any e- mails received by or sent from Consultant’s Company e-mail address.

8.
Compliance with Company Policies. Consultant shall comply with all Company policies as established from time to time.

9.
No Conflicting Obligations. Consultant represents and warrants that (a) Consultant’s compliance with the terms of this Agreement and Consultant’s performance as a Consultant of Company does not and shall not breach any agreement, including any agreement to keep in confidence information acquired by Consultant in confidence or in trust prior to Consultant’s engagement by Company; and (b) Consultant has not entered into, and Consultant agrees not to enter into, any agreement either written or oral in conflict herewith.
10.
Return of Company Documents. When Consultant’s engagement terminates, Consultant shall deliver promptly to Company (and shall not keep in Consultant’s possession, recreate, or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to Company, its successors, or assigns.

Consultant further agrees that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets, or other work areas, is subject to inspection by Company personnel at any time with or without notice.

11.
Legal and Equitable Remedies. Because Consultant’s Services are personal and unique, because Consultant may have access to and become acquainted with the Confidential Information of Company, and Company may not have an adequate remedy at law in the event of a breach of this Agreement, Company and any of its successors or assigns shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

12.
Indemnification. Consultant shall defend, indemnify, and hold harmless Company, its officers, directors, employees, agents, and representatives from and against any and all demands, claims, causes of action, losses, liabilities, obligations, fines, penalties, damages, costs, and expenses, including the costs of investigation, settlement, and attorneys’ fees (collectively, “Claims”) arising out of, attributable to or relating to any actual or alleged: (a) negligence or willful misconduct of Consultant; (b) breach of this Agreement by Consultant; and/or (c) misappropriation, violation, or infringement of any proprietary, contractual, or intellectual property right by Consultant. Company shall have the option and right, at its election to assume and control the defense of any Claim, provided that, if Consultant assumes and controls the defense of any Claim: (i) Company shall have the right to participate in such defense with its own counsel at its own cost and expense; and (ii) Consultant shall not settle any Claim without receipt of prior written approval from an authorized representative of Company.

13.
General Provisions.
(a)
Consultant agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of engagement by Company, nor shall it interfere in any way with Consultant’s right or Company’s right to terminate Consultant’s engagement at any time, with or without cause.

(b)
The validity and construction of this Agreement or any of its provisions shall be determined under the laws of the State of New York, United States of America, without giving effect to its conflicts of laws provisions, and without regard to its place of execution or its place of performance. The parties irrevocably consent and agree to the exclusive jurisdiction of the courts of the State of New York located in the County of New York and to service of process for it and on its behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby.

(c)
This Agreement sets forth the final, complete, and exclusive agreement and understanding between Company and Consultant relating to Consultant’s relationship as a consultant to Company and the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

(d)
If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions shall continue in full force and effect.

(e)
This Agreement may be assigned by Company to any successor in interest, affiliate, or any other assignee designated by Company in its sole discretion. Consultant’s responsibilities may not be assigned without Company’s prior written consent.

(f)
This Agreement shall be binding upon Consultant’s heirs, executors, administrators, and other legal representatives and shall be for the benefit of Company, its successors, and assigns.

(g)
The provisions of this Agreement shall survive the termination of Consultant’s engagement and the assignment of this Agreement by Company to any successor in interest or other assignee.

(h)
No waiver by Company of any breach of this Agreement shall be a waiver of any preceding or subsequent breach. No waiver by Company of any right under this Agreement shall be construed as a waiver of any other right. Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

[Signature Page Follows]

CONSULTANT UNDERSTANDS THAT THIS AGREEMENT RESTRICTS CONSULTANT’S RIGHTS TO DISCLOSE OR USE COMPANY’S CONFIDENTIAL INFORMATION DURING AND SUBSEQUENT TO CONSULTANT’S ENGAGEMENT.

CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND FULLY UNDERSTANDS ITS TERMS.

IN WITNESS WHEREOF, the Parties have executed as of the Effective Date.

CONSULTANT

/s/ Robert Galvin
Robert Galvin

Address of Notice for Consultant

49 Basswood Road

Farmington, CT 06032

Tel. No: (513) 262-3052

iAnthus Capital Management, LLC

iAnthus Capital Holdings, Inc.

/s/ Richard Proud
Richard Proud
Chief Executive Officer

Address of Notice for Company

49 East 12th Street

11th Floor

New York, NY 10017

Attn: Andrew Ryan

Email: Andrew.Ryan@ianthus.com

EXHIBIT A

1.
Services. Consultant shall perform the following Services:

(a)
Ensure effective transition of all Consultant’s duties, functions, and other matters he was responsible for as Interim Chief Operating Officer.

2.
Compensation and Reimbursement. In consideration for the satisfactory performance of the Services, Consultant shall be paid Twenty-Five Thousand Dollars ($25,000.00) per month, which shall be paid as follows:

•
$25,000 on or before October 18, 2023
•
$25,000 on or before November 3, 2023
•
$25,000 on or before December 1, 2023

In addition, Company shall reimburse Consultant for all reasonable expenses Consultant incurs in connection with performing the Services and in accordance with Company’s Travel and Expense policy. To obtain reimbursement for expenses incurred during the execution of Consultant’s work, Consultant shall submit to Company an invoice listing all expenses along with any and all receipts. Company shall provide Consultant with the Travel and Expense policy. Company shall pay to Consultant invoiced undisputed amounts within thirty (30) after the date of invoice.